SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2002

(Date of earliest event reported)

R&G FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	0-22137	66-0532217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Jesús T. Pinero Ave., Hato Rey, San Juan, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)

(787)  758-2424

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. OTHER EVENTS

     On May 9, 2002, R&G Financial Corporation (the “Company”), filed a Certificate of Amendment (the “Amendment”) to the Amended and Restated Certificate of Incorporation of the Company with the Department of State of the Commonwealth of Puerto Rico increasing the authorized stock of the Company. Shareholder approval for the Amendment was obtained at the Company’s annual shareholder meeting on April 30, 2002.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)      Not applicable.

     (b)      Not applicable.

     (c)      The following exhibits are included with this Report:

Exhibit 3.0	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of R&G Financial Corporation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R&G FINANCIAL CORPORATION

	By:	/s/ Joseph R. Sandoval
Joseph R. Sandoval
Chief Financial Officer

Date: June 18, 2002.